Exhibit 99.1

NEWS RELEASE	May 10, 2017

NioCorp Announces C$1,000,000 Bought Deal Financing With Mackie Research Capital Corporation

CENTENNIAL, Colo. – May 10, 2017 – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB) (OTCQX: NIOBF) (FRANKFURT: BR3) announces that it has entered into an agreement, subject to regulatory approval, with Mackie Research Capital Corporation (“Mackie”) pursuant to which Mackie has agreed to purchase, on a bought deal short form prospectus basis, 1,539,000 units of the Company (the “Units”) at a price of C$0.65 per Unit (the “Issue Price”) for gross proceeds to the Company of up to C$1,000,350 (the “Offering”). Each Unit will consist of one common share of NioCorp (each, a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant will entitle the holder to acquire one common share of NioCorp at a price of C$0.85 at any time prior to the date which is 3 years following completion of the Offering.

The Company has also granted the underwriter an option (the “Underwriter’s Option”) to increase the size of the Offering by up to 15% in Units, by giving written notice of the exercise of the Underwriter’s Option, or a part thereof, to the Company at any time up to 30 days after the closing date of the Offering.

Proceeds of the private placement will be used for general working capital purposes.

NioCorp intends to file with the Ontario Securities Commissions and other similar regulatory authorities in the provinces of Canada, other than Quebec, a preliminary short form prospectus relating to the issuance of the Units by Monday, May 16, 2017.

The Offering is scheduled to close on or about May 31, 2017 and is subject to a number of conditions including, but not limited to, receipt of all necessary approvals including the approval of the Toronto Stock Exchange and applicable securities regulatory authorities.

This is not an offer to sell or the solicitation of an offer to buy any securities. These securities have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

On Behalf of the Board of Directors,

Mark Smith, Executive Chairman, CEO, and Director

Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska with an aim to produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements related to the anticipated closing, size and structure of the Offering, as well as the development of the Elk Creek Project. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or positions expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; the risks involved in the exploration, development, and mining business, and the risks set forth in the Company’s filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

NioCorp Developments Ltd.
Jim Sims
VP of External Affairs
720-639-4650
jim.sims@niocorp.com